Exhibit 10.2

FORM OF ADMINISTRATION AND TRANSFER AGENCY SERVICES AGREEMENT

THIS ADMINISTRATION AND TRANSFER AGENCY SERVICES AGREEMENT (the “Agreement”) is made as of                     , 2008 by and among BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the “Administrator”), PROSHARES TRUST II, a statutory trust organized under the laws of the State of Delaware (the “ Trust” for itself and on behalf of each of its series listed on Appendix A to this Agreement, (each a “Fund” and collectively, the “Funds)”), and PROSHARE CAPITAL MANAGEMENT LLC, the Sponsor of the Funds (the “Sponsor”).

WITNESSETH:

WHEREAS, each Fund is operated as a commodity pool under the Commodity Exchange Act;

WHEREAS, PROSHARE CAPITAL MANAGEMENT LLC, is the Sponsor of the Funds (the “Sponsor”) and the Sponsor has exclusive responsibility for the management and control of the business and affairs of the Trust and each Fund; and

WHEREAS, the Trust and the Sponsor desire to retain the Administrator to render certain services to the Trust and the Funds, and the Administrator is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Administrator. The Trust and the Sponsor hereby employ and appoint the Administrator to act as administrative agent on the terms set forth in this Agreement, and the Administrator accepts such appointment.

2. Delivery of Documents. The Trust and the Sponsor will on a continuing basis provide, or make available to, the Administrator:

2.1 copies of the Trust’s most recent registration statement under the Securities Act of 1933;

2.2 copies of all agreements between the Trust and its service providers, including without limitation, sponsor and distribution agreements;

2.3 copies of each Fund’s valuation procedures, to the extent they are developed;

2.4 a copy of the Trust’s charter documents;

2.5 any other documents or resolutions which relate to or affect the Administrator’s performance of its duties hereunder; and

2.6 copies of any and all amendments or supplements to the foregoing.

3. Duties as Administrator. The Administrator will perform the administrative services described in Appendix B hereto. Additional services may be provided by the Administrator upon the request of the Trust as mutually agreed from time to time. In performing its duties and obligations hereunder, the Administrator will act in accordance with the Sponsor’s instructions as defined in Section 5 (“Instructions”). It is agreed and understood that the Administrator shall not be responsible for the Trust’s or any Fund’s compliance with any applicable documents (including any Fund Records (as defined below) not created by the Administrator that the Administrator has agreed to maintain pursuant to Section 3.1 below), laws or regulations, or for losses, costs or expenses arising out of the Trust’s or any Fund’s failure to comply with said documents, laws or regulations or the Trust’s or any Fund’s failure or inability to correct any non-compliance therewith. The Administrator shall in no event be required to take any action, which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

3.1 Records. The Administrator will maintain and retain such records as required by the Securities Exchange Act of 1934, as amended, the rules of the stock exchange on which the Funds’ shares are listed, 17 C.F.R. 4.23 (specifically, the records specified in 17 C.F.R. 4.23(a)(1) through (8), (10) through (12) and (b)(1)), and other applicable federal securities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement. The Administrator will also maintain those records of the Trust and the Funds including any changes, modifications or amendments thereto (the “Fund Records”) and will act as document repository for such Fund Records. Upon receipt of such Fund Records, the Administrator will issue a receipt for such Fund Records. The Administrator shall maintain a complete and orderly inventory of all Fund Records for which it has issued a receipt. The Administrator shall be under no duty or obligation to audit or reconcile the content, nor shall the Administrator be responsible for the accuracy or completeness of those Fund Records not created by the Administrator. Upon written request in a form to be determined by Administrator and the Trust, the Administrator will return or release the requested Fund Records to such persons or entities pursuant to the Instructions provided by the Trust. Once one or more Fund Records have been returned or released by the Administrator, the Administrator shall have no further duty or obligation to act as repository for said previously released Fund Records. The

Sponsor represents and warrants that: (a) promptly after the date of this Agreement, it will, at its own expense, deliver, cause to be delivered or make available to the Administrator all of the Fund Records in effect as of the date of this Agreement; (b) it will, on a continuing basis and at its own expense, promptly deliver, cause to be delivered or make available to the Administrator any Fund Records created after the date of this Agreement; (c) it has adequate record-keeping policies and procedures in effect to ensure that all Fund Records are promptly provided to the Administrator pursuant to the terms of this Agreement; (d) it shall be responsible for the accuracy and completeness of any Fund Records not created by the Administrator; and (e) it shall be responsible for ensuring the Trust’s or the Funds’ compliance with, fulfillment of its obligations under or enforcement of, any Fund Records not created by the Administrator. The Administrator acknowledges that the records maintained and preserved by the Administrator pursuant to this Agreement are the property of the Trust and will be, at the Trust’s expense, surrendered promptly upon reasonable request. In performing its obligations under this Section, the Administrator may utilize micrographic and electronic storage media as well as independent third party storage facilities.

4. Duties of the Sponsor. The Sponsor shall notify the Administrator promptly of any matter affecting the performance by the Administrator of its services under this Agreement and where the Administrator is providing fund accounting services pursuant to this Agreement shall promptly notify the Administrator as to the accrual of liabilities of the Funds and liabilities of the Funds not appearing on the books of account kept by the Administrator as to the existence, status and proper treatment of reserves, if any. The Sponsor agrees to provide such information to the Administrator as may be requested under the banking and securities laws of the United States or other jurisdictions relating to “Know Your Customer” and money laundering prevention rules and regulations (collectively, the “KYC Requirements”). For purposes of this subsection, and in connection with all applicable KYC Requirements, the Trust and each Fund is the “client” or “customer” of the Administrator. The Sponsor further represents that it (or its duly appointed agent) will perform all obligations required under applicable KYC Requirements with respect to Fund shareholders (“Customers”) and that, because these customers do not constitute “customers” or “clients” of the Administrator under such applicable rules and regulations, the Administrator is under no such similar obligations.

5. Instructions.

5.1 The Administrator shall not be liable for, and shall be indemnified by the Trust from the assets of the Funds against any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Instructions or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed or authorized by the proper party or parties. A list of persons so authorized by the Sponsor (“Authorized Persons”) is attached hereto as Appendix C and upon which the Administrator may rely until its receipt of notification to the contrary by the Sponsor or the Trust.

5.2 Instructions shall include a written request, direction, instruction or certification signed or initialed on behalf of the Sponsor by one or more persons as the Trust of the Funds shall have from time to time authorized in writing. Those persons authorized to give Instructions may be identified by the Sponsor by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Instructions on behalf of the Fund.

5.3 Telephonic or other oral instructions or instructions given by telefax transmission may be given by any one of the above persons and will also be considered Instructions if the Administrator believes them to have been given by a person authorized to give such Instructions with respect to the transaction involved.

5.4 With respect to telefax transmissions, the Sponsor hereby acknowledges that (i) receipt of legible instructions cannot be assured, (ii) the Administrator cannot verify that authorized signatures on telefax instructions are original, and (iii) the Administrator shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions. The Sponsor agrees that such telefax instructions shall be conclusive evidence of the Sponsor’s Instruction to the Administrator to act or to omit to act.

5.5 Instructions given orally will not be confirmed in writing and the lack of such confirmation shall in no way affect any action taken by the Administrator in reliance upon such oral Instructions. The Trust authorizes the Administrator to tape record any and all telephonic or other oral Instructions given to the Administrator by or on behalf of the Funds (including the officers, employees or agents of the Sponsor or any person or entity with similar responsibilities which is authorized to give Instructions on behalf of the Funds to the Administrator.)

6. Expenses and Compensation. For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, the Trust shall pay the Administrator for its services rendered pursuant to this Agreement a fee based on such fee schedule as may from time to time be agreed upon in writing by the Trust and the Administrator. Additional services performed by the Administrator as requested by the Trust shall be subject to additional fees as mutually agreed from time to time. In addition to such fee, the Administrator shall bill the Trust separately for any out-of-pocket disbursements of the Administrator based on an out-of-pocket schedule as may from time to time be agreed upon in writing by the

Trust and the Administrator. The foregoing fees and disbursements shall be billed to the Trust by the Administrator and shall be paid promptly by wire transfer or other appropriate means to the Administrator.

7. Standard of Care. The Administrator shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Administrator shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

8. General Limitations on Liability. The Administrator shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform or delays in performance by postal or courier services or third-party information providers (including without limitation those listed on Appendix D).

8.1 The Administrator shall also incur no liability under this Agreement if the Administrator or any agent or entity utilized by the Administrator shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond its control, including but not limited to:

8.1.1 any Sovereign Event. A “Sovereign Event” shall mean any nationalization; expropriation; devaluation; revaluation; confiscation; seizure; cancellation; destruction; strike; act of war, terrorism, insurrection or revolution; or any other act or event beyond the Administrator’s control;

8.1.2 any provision of any present or future law, regulation or order of the United States or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency; and

8.1.3 any provision of any order or judgment of any court of competent jurisdiction.

8.2 The Administrator shall not be held accountable or liable for any losses, damages or expenses the Funds or any unit holder or shareholder or former unit holder shareholder of the Funds or any other person may suffer or incur arising from acts, omissions, errors or delays of the Administrator in the performance of its obligations and duties as provided in Section 3 hereof, including without limitation any error of judgment or mistake of law, except a damage, loss or expense directly resulting from the Administrator’s willful malfeasance, bad faith or negligence in the performance of such Administrator’s obligations and duties.

8.3 In no event and under no circumstances shall the Administrator be held liable to the other party for consequential or indirect damages, loss of profits, damage to reputation or business or any other special or punitive damages arising under or by reason of any provision of this Agreement or for any act or omissions hereunder, even if the Administrator has been advised of the possibility of such damages or losses.

9. Specific Limitations on Liability. In addition to, and without limiting the application of the general limitations on liability contained in Section 8, above, the following specific limitations on the Administrator’s liability shall apply to the particular administrative services set forth in this Agreement and Appendix B hereto.

9.1 Record-Keeping. The Sponsor agrees that the Administrator shall not be responsible for the accuracy and completeness of any Fund Records not created by the Administrator or for ensuring the Trust’s or the Funds’ compliance with, fulfillment of its obligations under or enforcement of, any Fund Records not created by the Administrator.

9.2 Liability for Fund Accounting Services. Without limiting the provisions in Section 8 hereof, the Administrator’s liability for acts, omissions, errors or delays relating to its fund accounting obligations and duties shall be limited to the amount of any expenses associated with a required recalculation of net asset value per share (“NAV”) or any direct damages suffered by Fund shareholders in connection with such recalculation. The Administrator’s liability or accountability for such acts, omissions, errors or delays shall be further subject to clauses 9.2.1 through 9.2.4 below.

9.2.1. The parties hereto acknowledge that the Administrator’s causing an error or delay in the determination of NAV may constitute negligence or reckless or willful misconduct. The parties further acknowledge that in accordance with industry practice, the Administrator shall be liable and the recalculation of NAV shall be performed only with regard to errors in the calculation of the NAV that are greater than or equal to any amount rounded to $.01 per share of a Fund. If a recalculation of NAV occurs, the parties hereto agree to reprocess Fund shareholder transactions or take such other action(s) so as to eliminate or minimize to the extent possible the liability of the Administrator.

9.2.2. In no event shall the Administrator be liable or responsible for any error or delay that continued or was undetected after the date of an audit performed by the independent registered public accounting firm employed by the Trust or Sponsor if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such firm should have become aware of such error or delay in the course of performing such audit.

9.2.3 The Administrator shall not be held accountable or liable for any delays or losses, damages or expenses resulting from (i) the Administrator’s failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting Fund securities of the Funds; or (ii) any errors in the computation of NAV based upon or arising out of quotations or information as to corporate actions if received by the Administrator either (a) from a source which the Administrator was authorized to rely upon (including, but not limited to, the fair value pricing procedures of the Sponsor and those sources listed on Appendix D), or (b) based upon relevant information known to the Sponsor which would impact the calculation of NAV but which is not communicated to the Administrator. To the extent that Fund assets are not in the custody of the Administrator or its affiliates, the Administrator may conclusively rely on any reporting in connection with such assets provided to the Administrator by a third party on behalf of a Fund.

9.2.4. In the event of any error or delay in the determination of such NAV for which the Administrator may be liable, the Sponsor and the Administrator will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by a Fund or its present or former shareholders, in order that the Administrator’s exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Administrator, the Sponsor and the Administrator will consider such relevant factors as the amount of the loss involved, the Sponsor’s desire to avoid loss of Fund shareholder good will, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which Fund shareholders or former Fund Shareholders might have obtained by reason of the error, and the possibility that other parties providing services to the Fund might be induced to absorb a portion of the loss incurred. Provided however, that nothing in this Section 9.2.4 shall obligate the Sponsor to in fact reach such agreement on what actions should be taken in order to mitigate any loss suffered by Fund shareholders before it pursues remedies against Administrator.

10. Indemnification. The Trust, from the assets of the Fund only, hereby agrees to indemnify the Administrator against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, not resulting from the willful malfeasance, bad faith or negligence of the Administrator in the performance of such obligations and duties. The provisions of this Section 10 shall survive the termination of this Agreement.

11.	Reliance by the Administrator on Opinions of Counsel and Opinions of Certified Public Accountants.

The Administrator may consult with its counsel in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of such counsel.

The Administrator may consult with a certified public accountant in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of such certified public accountant.

12. Termination of Agreement. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

12.1 Term, Notice and Effect. This Agreement shall have an initial term of one (1) year from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods. Either party may terminate this Agreement at any time upon seventy-five (75) days prior written notice to the other party at its address set forth in Section 19 hereof. Should the Trust wish to terminate this Agreement within the initial term, the Trust shall be responsible to the Administrator for the account minimum fees (per the fee schedule referenced in Section 6 above) attributed to the remainder of the initial term. For the avoidance of doubt, the preceding sentence shall be applicable only if the total fees collected by the Administrator under this Agreement have not exceeded the total account minimum fees (less the initial six-month relationship discount of fifty (50) percent) set for the initial term; and the account minimum fees attributed to the remainder of the initial term shall not be greater than the difference between the total fees collected by the Administrator and the total account minimum fees set for the initial term. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party in the event that the either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

12.2. Upon termination of the Agreement in accordance with this Section 12, the Sponsor may request the Administrator to promptly deliver to the Sponsor or to any designated third party all records created and maintained by the Administrator pursuant to Section 3.1 of this Agreement, as well as any Fund records maintained but not created by the Administrator. If such request is provided in writing by the Sponsor to the Trust within seventy-five (75) days of the date of termination of the Agreement, the Administrator shall provide to the Sponsor a certification that all records created by the Administrator pursuant to its obligations under Section 3.1 of this Agreement are accurate and complete. After seventy-five (75) days of the date of termination of this Agreement, no such certification will be provided to the Sponsor by the Administrator and the Administrator is under no further obligation to ensure that records created by the Administrator pursuant to Section 3.1 of this Agreement are maintained in a form that is accurate or complete.

13. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

14. Tape-recording. The Trust authorizes the Administrator to tape record, to the extent permitted by federal and state law, any and all telephonic or other oral instructions given to the Administrator by or on behalf of the Funds, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Trust in writing. The Sponsor agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by applicable law.

15. Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

16. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

17. Headings. The section headings in this Agreement are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions thereof.

18. Governing Law. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts without giving effect to conflicts of laws principles and each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts in the City of Boston and the federal courts located in the City of Boston. The parties hereto irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any of the aforesaid courts and any claim that any such action or proceeding has been brought in an inconvenient forum. Furthermore, each party hereto irrevocably waives any right that it may have to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement or the services contemplated hereby.

19. Notices. Notices and other writings delivered or mailed postage prepaid to: (i) the Trust and the Sponsor addressed to: ProFunds Group, 7501 Wisconsin Avenue, Suite 1000—East Tower, Bethesda, MD 20814, Attention: Financial Administration or to such other address as the Trust or Sponsor may have designated to the Administrator in writing, (ii) the Administrator at 40 Water Street, Boston, MA 02109, Attention: Manager, Fund Administration Department, or to such other address as the Administrator may have designated to the parties hereto in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

20. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Trust (and the Funds), the Sponsor and the Administrator and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no unit holder or shareholder of a Fund or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

21. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of the Agreement.

22. Authorization. The Trust and Sponsor hereby represent and warrant that they have authorized the execution and delivery of this Agreement and that an authorized officer of each have signed this Agreement, Appendices A, B, C, D and the fee schedule hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

The undersigned acknowledges that (I/we) have received a copy of this document .

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Date:

PROSHARES TRUST II	PROSHARE CAPITAL MANAGEMENT LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

APPENDIX A

ADMINISTRATION AND TRANSFER AGENCY SERVICES AGREEMENT

Dated as of                     , 2008

The following is a list of Funds for which the Administrator shall serve under an Administration and Transfer Agency Services Agreement dated as of                         , 2008:

Name:	Ticker:
ProShares Ultra DJ-AIG Commodity	UCD
ProShares UltraShort DJ-AIG Commodity	CMD
ProShares Ultra DJ-AIG Crude Oil	USF
ProShares UltraShort DJ-AIG Crude Oil	OLS
ProShares Ultra Gold	ULD
ProShares UltraShort Gold	UGL
ProShares Ultra Silver	AGQ
ProShares UltraShort Silver	ZSL
ProShares Ultra Euro	ULE
ProShares UltraShort Euro	EXZ
ProShares Ultra Yen	YCL
ProShares UltraShort Yen	YCS

PROSHARES TRUST II

By:
Name:
Title:
Date:

PROSHARE CAPITAL MANAGEMENT LLC

By:
Name:
Title:
Date:

APPENDIX B

TO ADMINISTRATION AND TRANSFER AGENCY SERVICES AGREEMENT

ADMINISTRATIVE SERVICES OF THE ADMINISTRATIVE AGENT

Dated as of                     , 2008

Fund Accounting Services

The Administrator will provide the following fund accounting services to the Funds on any Business Day: transaction processing and review, custodial reconciliation, securities pricing, investment accounting, position reporting, and other agreed upon services.

Transaction Processing and Review. The Administrator shall input and reconcile the Funds’ investment activity includes but is not limited to:

•	Investments, including tax lots

•	Income

•	Dividends

•	Principal paydowns

•	Capital activity

•	Expense accruals

•	Cash activity

•	Corporate Actions, including, but not limited to reorganizations

•	The Administrator shall receive SWAP valuations from ProShares and will compare them to the SWAp valuations the Administrator receives from brokers.

Custodial Reconciliation. The Administrator shall reconcile the following positions of the Funds against the records of the Custodian:

•	Securities, Futures and Over-the-Counter Contract (“OTC”) holdings

•	Cash including cash transfers, fees assessed and other investment related cash transactions

•	Trade settlements

Securities, Futures and OTC Valuation. Using the Valuation Procedures set forth in Appendix D, the Administrator shall update each security, Futures and OTC position of the Funds as to the following:

•	Market prices obtained from approved sources including those listed on Appendix C or Fair Valuations obtained from an Authorized Person of the Funds or the Sponsor

•	Mark to market of non-base receivables/payables utilizing approved foreign exchange quotations as quoted in Appendix C

•	Mark to market of non-base currency positions utilizing the approved sources quoted in Appendix C or Fair Valuations obtained from an Authorized Person of the Funds or the Sponsor

Investment Accounting. The Administrator shall provide the following investment accounting services to each Portfolio:

•	Amortization/accretion at the individual tax lot level

•	Determine realized and unrealized capital gains/losses

•	General ledger entries

•	Daily accruing of expenses, and other expense related transactions

•	Book value calculations

•	Trade Date + 1 and/or Trade Date accounting

•	Provide accounting reports in connection with the Trust’s annual audit and other audits and examinations by regulatory agencies

•

Calculation of Net Asset Value Per Unit (“NAV”) as of the earlier of 4:00 p.m. New York time, the close of trading on the New York Stock Exchange (“NYSE”) or a mutually agreed upon time and published shortly after the close of trading on the NYSE or close of the fund’s benchmark.

The below matrix reflects mutually agreed upon NAV valuation deadlines:

Fund Name	Valuation Time
Ultra Short Silver ProShares	7:00am
Ultra Silver ProShares	7:00am
Ultra Gold ProShares	10:00am
UltraShort Gold ProShares	10:00am
Ultra DJ-AIG Agriculture ProShares	2:15pm
UltraShort DJ-AIG Agriculture ProShares	2:15pm
Ultra DJ-AIG Commodity ProShares	2:30pm
UltraShort DJ-AIG Commodity ProShares	2:30pm
Ultra DJ-AIG Crude Oil ProShares	2:30pm
UltraShort DJ-AIG Crude Oil ProShares	2:30pm
Ultra Euro ProShares	4:00pm
UltraShort Euro ProShares	4:00pm
Ultra Yen ProShares	4:00pm
UltraShort Yen ProShares	4:00pm

NAV/Portfolio Holding Dissemination: The Administrator will provide daily NAV and holdings data to Lipper and Morningstar.

•	The Administrator shall create and transmit NAV and IIV data files on a daily basis to the FTP site(s) designated by the Trust

Financial Reporting Services

•	The Administrator shall coordinate prepare, and review:

•

Within a 30 day period following the end of the Funds’ required monthly reporting period, an Account Statement in compliance with the requirements of the U.S. Commodity Futures Trading Commission (“CFTC”) Rule §4.22(a), including a Statement of Income (Loss) and a Statement of Changes in Net Asset Value; The administrator shall coordinate the filing of the Account Statements with the NFA.

•

Upon review and approval of each above-mentioned report by the Sponsor’ Principal Financial Officer (or such person performing such functions), the Administrator shall file such reports with the CFTC and/or National Futures Association (“NFA”), as required, including any applicable executive officer certifications or other exhibits to such reports.

•	Prepare and coordinate filing 8-K with SEC, prepare file for upload to website.

•

Prepare and review the Fund’s Financial Statements: for transmission to service provider in connection with their preparation of Quarterly Reports on form 10-Q and Annual Reports on form 10-K (Quarterly/Annual):

•	Statement of Financial Condition

•	Statement of Investments

•	Statement of Operations

•	Change in Net Assets

•	Cash Flows

•	Notes to Financial Statements

•	Review of other financial data included in 10-Qs and 10-Ks

•	Any other info that may be required by rule or regulation

•

In connection with the preparation of each Annual Report on Form 10-K, the Administrator shall coordinate the audit of the Funds by their independent public accountant (e.g., manage open items lists, host weekly audit meeting, etc.). Inform the Sponsor of new accounting rules/regulations that could affect the Funds

The Administrator shall assist the Funds and/or the Sponsor in preparing the Funds’ press releases with respect to interim statements and quarterly results and transmitting such press releases to the New York Stock Exchange (the “NYSE”) and such other entities as requested by the Funds and/or the Sponsor.

Assistant Treasurer Services

The Administrator shall perform the following services as requested by the Sponsor’s Principal Financial Officer (or person performing such function):

•	Prepare and obtain authorization of the Fund’s expense invoices on a bi-monthly basis

•	Prepare the Fund’s quarterly budget and make recommendations for adjustments as appropriate

•	Establish fund allocation methodology if necessary

•	Prepare a monthly expense pro forma for the Funds

•	Provide consultative services with respect to financial matters of the Funds as may be requested and agreed to among the Trust, the Sponsor and the Administrator from time to time

•	Monitor expense reduction relating to Organization and Offering costs.

•	Provide financial information for the prospectus and other regulatory filings

•	Prepare and review monthly performance calculations

Corporate Secretary Services

The Administrator shall:

•

Subject to and in accordance with Section 3.1 of the Agreement, maintain files of registration statements, Fund contracts, compliance materials and other Fund documents that are prepared by BBH or furnished to BBH by the Fund, as required by U.S. Securities and Exchange Commission (“SEC”), CFTC, NFA and NYSE rules adopted thereunder, as they may be amended from time to time, and other requirements;

Regulatory Support Services

The Administrator shall perform the following regulatory services for the Funds:

•

Prepare, update and maintain a calendar for all SEC, CFTC, NFA and NYSE regulatory matters in the form of in a form to be agreed upon by the parties from time to time; provided that the Funds and/or the Sponsor shall notify the Administrator of additional regulatory matters to be added to such calendar as soon as practicable

•

Within a 45 day production cycle, or shorter time period as required by the SEC and communicated to the Administrator by the Funds or the Sponsor, prepare one Quarterly Report on Form 10-Q for the Funds for each of the first three fiscal quarters of the Funds, or as necessary. The preparation of each Form 10-Q includes the coordination of all printer and author edits, the review of printer drafts and the review of final printer invoices.

•

Within a 90 day production cycle, or shorter time period as required by the SEC and communicated to the Administrator by the Funds or the Sponsor, prepare an Annual Report on Form 10-K for the Funds fiscal year. The preparation of the Form 10-K includes the coordination of all printer and author edits, the review of printer drafts and the review of final printer invoices. BBH, in consultation with the Funds or the Sponsor, shall facilitate delivery of the filing to the printer.

•

Within 90 days after the end of the Funds’ fiscal year, prepare one Annual Report of the Funds in compliance with the requirements of CFTC Rule §4.22(c); such preparation includes the coordination of all printer and author edits, the review of printer drafts and review of final printer invoices. BBH, in consultation with the Funds or the Sponsor, shall make arrangements for the printing and mailing of the Annual Report.

•	Apply for all portfolio Tax I.D. numbers and CUSIP numbers;

•	At the request of the Fund Sponsor, review materials and reports prepared by Fund auditors, and materials prepared by Fund counsel which are submitted to BBH;

•	Assist in coordinating seed money and establish control accounts for new funds;

•	At the request of the Sponsor, assist with the preparation and or review of regulatory filings/notices in consideration of changes to the structure of existing Funds;

•

At the request of the Sponsor, review any update or amendment to the Funds’ registration statement on Form S-1, prepared by Fund counsel, coordinate the review and filing of such document with the SEC, and review for compliance with applicable rules.

•	Advise on product development issues.

•	Proactively communicate and notify the Trust regarding regulatory initiatives and/or rules.

•	Subject to and in accordance with Section 3.1 of the Agreement, maintain and distribute electronic copies of all Fund agreements

•	At the request of the Sponsor, assist with the coordination of the requests for information/documentation from the SEC, CFTC, NFA and NYSE Arca.

Upon review and approval of each form 10-K and 10-Q by the Sponsor’s Principal Financial Officer (or such person performing such functions), the Administrator shall Edgarize and file, or caused to be Edgarized and filed, such reports with the SEC, CFTC and/or NFA, as required, including any applicable executive officer certifications or other exhibits to such reports. The Administrator shall also provide a file that can be uploaded to the Sponsors Website.

The Administrator also shall prepare and file, or cause to be filed, the following regulatory notices/forms/reports:

•	With the SEC, Forms 3, 4 and 5 and Schedules 13D and 13G for the officers of the Sponsor and such other persons as requested by the Funds

•	With the SEC, Current Reports on Form 8-K as circumstances warrant

•	With the NYSE, such notices/forms as agreed to among the Funds, the Sponsor and the Administrator

Portfolio Compliance Services

BBH will provide compliance services to the Trust and the Sponsor as set forth below. BBH’s provision of compliance services is designed to assist the Trust and the Sponsor but is not intended as an assumption by BBH of the Trust or the Sponsor’s fiduciary duties and legal responsibilities to the Funds or their shareholders.

•	Provide the Sponsor or the Trust sub-certifications for Sarbanes-Oxley attestation with respect to any Form 10-Ks, Form 10-Qs which include any applicable executive officer certifications; and ;

Subject to and in accordance with Section 3.1 of the Administrative Agency Agreement, oversee and maintain required books and records for each Fund, as required by all applicable statutes, rules and regulations

Portfolio Compliance:

•	Prepare quarterly reports for the Fund’s management listing any known material compliance violations that occurred with respect to BBH’s procedures;

•

Monitor and test each Fund’s compliance with such investment restrictions and other requirements, as may be agreed to among the Funds’ Sponsor, BBH and each Fund as necessary to meet industry regulations (e.g., issuer or industry diversification, etc.);

Transfer Agency Services

The Administrator shall perform the following transfer agency services:

I. Issuance and Redemption of Unit Baskets. It is agreed and understood that the Funds, and the Administrator on the Funds’ behalf, shall issue and redeem Share Baskets of the Funds in blocks of 50,000 Units (“Creation Baskets” and “Redemption Baskets,” respectively) to and from such persons as are identified by the Funds as “Authorized Purchasers” or “Authorized Participants.”

A.

Pursuant to such purchase orders that the Administrator as the Index Receipt Agent shall receive from SEI Investments Distribution Company. (“Distributor”) and pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Funds, the Administrator shall transfer appropriate trade instructions to the Funds’ custodian, Brown Brothers Harriman & Co. (“Custodian”) and pursuant to such orders register the appropriate number of book entry only the Funds’ Units in the name of The Depository Trust Company (“DTC”) or its nominee as a unit holder (each a “Authorized Participant”) of the Funds and deliver the Basket of Units of the Funds.

B.	Pursuant to such redemption orders that Index Receipt Agent shall receive from the Distributor, pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Funds, the Administrator shall transfer appropriate trade instructions to the Custodian and, pursuant to such orders, redeem the appropriate number of the Funds’ Units that are delivered to the designated DTC Participant Account of the Custodian for redemption and debit such Units from the account of the Authorized Participant on the register of the Funds.

C.	On behalf of the Funds, the Administrator shall issue the Funds’ Units in Creation Baskets for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of the Funds’ Units shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Administrator. In issuing the Funds’ Units through DTC to an Authorized Participant, the Administrator shall be entitled to rely upon the latest Instructions that are received from the Distributor by the Administrator as Index Receipt Agent concerning the issuance and delivery of such Units for settlement.

D.	The Administrator shall not issue on behalf of the Funds any of the Funds’ Units where it has received an Instruction from the Funds or the Distributor or written notification from any federal or state authority that the sale of the Funds’ Units has been suspended or discontinued, and the Administrator shall be entitled to rely upon such Instructions or written notification.

E.	Upon the issuance of the Funds’ Units as provided herein, the Administrator shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Funds’ or the Distributor in connection with such issuance.

F.	The Funds’ Units may be redeemed in accordance with the procedures set forth in the relevant Authorized Participant Agreement and the Administrator shall duly process all redemption requests.

G.	The Administrator will act only upon Instruction from the Funds and/or the Sponsor in addressing any failure in the delivery of cash, treasuries and/or Units in connection with the issuance and redemption of the Funds’ Units.

H.	Periodic assistance on Investor domestic and international tax inquires and access to the Network Management reports and updates.

II. Recordkeeping.

A.

A. The Administrator shall record the issuance of the Funds’ Creation Baskets and maintain, pursuant to Rule 17Ad-14(e) under the Securities Exchange Act of 1934, as amended, a record of the total number of the Funds’ Creation Baskets that are authorized, issued and outstanding based upon data provided to the Administrator by the Funds or the Sponsor. The Administrator shall also provide the Funds on a regular basis with the total number of the Funds’ Units authorized, issued and outstanding; provided however that the Administrator shall not be responsible for monitoring the issuance of such Units or compliance with any laws relating to the validity of the issuance or the legality of the sale of such Units.

B.	Subject to and in accordance with Section 3.1 of the Agreement, the Administrator shall create and maintain such books and record which the Trust or Administrator is, or may be, required to create and maintain in accordance with all laws, rules, and regulations applicable to Administrator as transfer agent. Administrator agrees to make all books and records available for inspection and use by the Trust or by the SEC at reasonable times, and to otherwise keep confidential. Administrator shall maintain such books and records for at least six years or for such other period of time as Administrator and Trust may mutually agree or as required by all applicable laws, rules, and regulations. Administrator further agrees that all such books and records shall be the property of the Trust.

C.	Upon reasonable notice by the Trust, Administrator shall make available during regular business hours all records and other data created and maintained by Administrator as Transfer Agent for reasonable audit and inspections by the Trust or any person retained by the Trust.

PROSHARES TRUST II

By:
Name:
Title:
Date:

PROSHARE CAPITAL MANAGEMENT LLC

By:
Name:
Title:
Date:

APPENDIX C

ADMINISTRATION AND TRANSFER AGENCY SERVICES AGREEMENT

List of Authorized Persons are attached as a two Certificates of Incumbency and Authority provided by Louis M. Mayberg, Principal Executive Officer of ProShares Trust II dated                                                  , 2008.

PROSHARES TRUST II

By:
Name:
Title:
Date:

PROSHARE CAPITAL MANAGEMENT LLC

By:
Name:
Title:
Date:

APPENDIX D

ADMINISTRATION AND TRANSFER AGENCY SERVICES AGREEMENT

AUTHORISED SOURCES

The Sponsor and Trust hereby acknowledge that the Administrator is authorized to use the following authorized sources and their successors and assigns for financial reporting and pricing (including corporate actions, dividends and rights offering), and foreign exchange quotations, to assist it in fulfilling its obligations under the aforementioned Agreement.

MARKIT

JP MORGAN

BLOOMBERG

RUSSELL/MELLON

EXTEL (LONDON)

FUND MANAGERS

INTERACTIVE DATA CORPORATION

REPUTABLE BROKERS

REUTERS

SUBCUSTODIAN BANKS

TELEKURS

VALORINFORM (GENEVA)

REPUTABLE FINANCIAL PUBLICATIONS

STOCK EXCHANGES

FINANCIAL INFORMATION INC. CARD

JJ KENNY

FRI CORPORATION

MORGAN STANLEY CAPITAL INTERNATIONAL

Other data source:

PROSHARES TRUST II

By:
Name:
Title:
Date:

PROSHARE CAPITAL MANAGEMENT LLC

By:
Name:
Title:
Date: